SUNEDISON REPORTS SECOND QUARTER 2015
RESULTS

Maryland Heights, Mo., Aug. 6, 2015 - /PRNewswire/ -- SunEdison, Inc. (NYSE: SUNE), the world's largest renewable energy development company, today announced financial results for the 2015 second quarter.

Quarterly Review:

•	SunEdison Devco: Unmatched Organic Execution

•	Record 404 MW delivered Q2 vs. guidance of 300-340 MW; up 186 MW year-over-year

•	1.9 GW of projects under construction, up 1.1 GW quarter-over-quarter

•	8.1 GW Pipeline and 5.6 GW Backlog, 1.0 GW of gross pipeline additions

•	4.2 GW - 4.5 GW 2016 guidance initiated, up 50 percent vs. prior outlook

•	TerraForm Power: Delivering World Class Execution and Growth

•	$65 million Q2 cash available for distribution, $0.335 DPS

•	$1.35 2015 DPS guidance on track, up 50 percent since IPO

•	Platform Transformation: Largely Complete

•	#1 Global Renewable Utility Scale Developer

•	DG leadership with Vivint Solar acquisition

•	GLBL IPO delivers widest geographic coverage of peers

•	SunEdison Semiconductor: remaining shares sold down during the quarter

"During the second quarter, we continued to balance operational execution while meeting our strategic objectives.  On the operations front, our leading organic development engine continues to execute as we exceeded our megawatt (MW) and Retained Cash Available for Distribution (CAFD) guidance, delivering 404 MW and $63 million, respectively," said Ahmad Chatila, SunEdison chief executive officer and TerraForm Power chairman.  "In addition, TerraForm Power delivered $65 million of CAFD and continues to create value for shareholders with its leading DPS growth. Finally, we have largely completed our platform transformation with the agreement to acquire Vivint Solar, a leader in residential solar, as well as the IPO of our Emerging Markets-focused asset ownership platform, Terraform Global."

Key Operating Metrics	2Q 2015 Guidance	2Q 2015 Actual
Annualized Unlevered CAFD for Retained MW ($M)[1]	35-40	63
Delivered MW	300-340	404
Retained MW1	245-270	359
3rd Party Sales MW1	55-70	45
[1] Defined in Supplemental Definitions

Renewable Energy Development - Operating Metrics

Pipeline Summary (MW)	2Q'15	1Q'15	2Q'14	Qtr/Qtr			Yr/Yr
Pipeline [1]	8,117	7,519	3,176	598	or	8%	4,941	or	156%
Backlog [2]	5,598	5,201	608	397	or	8%	4,990	or	821%
Construction	1,853	774	475	1,079	or	139%	1,378	or	290%
Pipeline Additions [3]	1,002	2,681
Note: Table unaudited
(1) Includes Backlog and Construction
(2) Includes Construction
(3)Net additions

Renewable Energy Development ended the quarter with a project pipeline of 8.1 gigawatt (GW), up 598 MW quarter-over-quarter and 4.9 GW year-over-year. Net additions to pipeline projects were 1.0 GW, and net additions to backlog projects were 801 MW. Under construction projects for the quarter was a record 1.9 GW, up 1.1 GW quarter-over-quarter and 1.4 GW year-over-year.

56.1 GW of Market Opportunities
GW	33.4	14.6	2.5	5.6
Stage	Leads	Qualified Leads	Pipeline Ex. Backlog	Backlog
Conversion %[1]	10.0%	40.0%	60.0%	90.0%
[1] The percentages noted above are the historic rates at which projects in each stage have converted to completed projects
Renewable Energy Development ended the quarter with leads, qualified leads and pipeline totaling 56.1 GW of opportunities, up 3.4 GW quarter-over-quarter. Based on historical conversion rates, these combined leads, qualified leads, pipeline and backlog are forecasted to convert into 15.7 GW of completed projects and $2.5 billion of Gross Annualized Unlevered CAFD from completed projects.
Discontinued Operations
On July 1, 2015, SunEdison disposed of 10,608,903 ordinary shares of SunEdison Semiconductor Ltd. ("SSL") in connection with an underwritten public offering of 15,935,828 ordinary shares at a price to the public of $18.25 per share. We received net proceeds from the disposal of $186 million. As a result of this transaction, we have effectively liquidated our investment in SSL. The disposal of our controlling interest in SSL completes a strategic shift that has a material effect on our operations and financial results. As a result, our Semiconductor Materials segment is no longer considered a reportable segment and we have reported the historical results of operations and financial position of SSL as discontinued operations in the condensed consolidated financial statements for all periods presented.
TerraForm Power
TerraForm Power reported adjusted revenue of $132 million, adjusted EBITDA of $108 million, and CAFD of $65 million in the second quarter.  TerraForm Power today announced that its board of directors declared a second quarter dividend for TerraForm Power’s Class A common stock of $0.335 per share, or $1.34 per share on an annualized basis. The cash distribution received by SunEdison on its class B units in TerraForm Power, LLC will be $20 million.

During the second quarter, TerraForm Power acquired 146 MW of contracted solar power plants from SunEdison located in the United States and United Kingdom. All of these power plants were on TerraForm Power's call right list, which is comprised of SunEdison projects which TerraForm Power has the exclusive right to purchase upon completion.

Outlook
The company has provided the following key metrics for the third quarter and full year 2015. The company expects the following, assuming no significant worldwide economic issues or other material events in these periods.

Key Metrics	3Q 2015 Outlook	FY 2015 Outlook
Unlevered Annualized CAFD for Retained MW ($M)	75 to 85	275 to 325
Total MW	540 to 600	2,100 to 2,300
Retained MW	490 to 530	1,840 to 2,000
3rd Party Sales MW	50 to 70	260 to 300
Conference Call
SunEdison will host a joint conference call with TerraForm Power today, Aug. 6, 2015, at 8:00 a.m. ET to discuss the company’s 2015 second quarter results and related business matters. A live webcast will be available on the company’s web site at investors.sunedison.com. The call-in number for the US and Canada is (800) 288-8960, and the international call-in number is (612) 332-0335. Callers may join by referencing “SunEdison,” or the conference code 366216. A copy of the slide presentation related to the conference call will be posted on the company's web site prior to the start of the call.
Telephone replays will be available starting two hours after the call ends. The US and Canada number for replays is (800) 475-6701, and the international number is (320) 365-3844. The access code is 366216. A replay will also be available on the company's web site at investors.sunedison.com.
About SunEdison
SunEdison is the world’s largest renewable energy development company and is transforming the way energy is generated, distributed, and owned around the globe. The company develops, finances, installs, owns and operates renewable power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers.  SunEdison is one of the world’s largest renewable energy asset managers and provides customers with asset management, operations and maintenance, monitoring and reporting services. Corporate headquarters are in the United States with additional offices and technology manufacturing around the world. SunEdison's common stock is listed on the New York Stock Exchange under the symbol "SUNE." To learn more visit www.SunEdison.com.
Forward-Looking Statements
This communication may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variation of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that SunEdison expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide SunEdison’s current expectations or predictions of future conditions, events or results and speak only as of the date they are made. Although SunEdison believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, delays or unexpected costs during the completion of projects under construction; regulatory requirements and incentives for production of renewable and solar power; operating and financial restrictions under agreements governing indebtedness; the condition of capital markets and our ability to borrow additional funds and access capital markets; the ability to compete against traditional and renewable energy companies; challenges inherent in constructing and maintaining renewable energy projects; the success of ongoing research and development efforts; the ability to successfully integrate the businesses of acquired companies and realize the benefits of such acquisitions; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations. Many of these factors are beyond SunEdison’s control.

SunEdison disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in SunEdison’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Contacts:
Investors/Analysts:
R. Phelps Morris
Vice President, Investor Relations
(314) 770-7325
pmorris@sunedison.com

Kurt S. Wittenauer
Senior Manager, Investor Relations
(314) 770-7450
kwittenauer@sunedison.com

-tables to follow-

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions; except per share data)

	Three Months Ended,			Six Months Ended,
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net sales	$455	$323	$431	$778	$771
Cost of goods sold	352	289	426	641	728
Gross profit	103	34	5	137	43
Operating expenses:
Marketing and administration	259	198	108	457	201
Restructuring charges	—	53	7	53	14
Long-lived asset impairment charges	17	—	—	17	—
Operating loss	(173)	(217)	(110)	(390)	(172)
Non-operating expense (income):
Interest expense	146	156	93	302	160
Interest income	(12)	(2)	(6)	(14)	(9)
Loss on early extinguishment of debt, net	64	20	—	84	—
Loss on convertible notes derivatives, net	—	—	48	—	499
Gain on previously held equity investment	—	—	(146)	—	(146)
Other, net	(18)	16	2	(2)	10
Total non-operating expense (income)	180	190	(9)	370	514
Loss from continuing operations before income tax benefit and equity in (loss) earnings of equity method investments	(353)	(407)	(101)	(760)	(686)
Income tax benefit	(105)	(106)	(27)	(211)	(10)
Loss from continuing operations before equity in (loss) earnings of equity method investments	(248)	(301)	(74)	(549)	(676)
Equity in (loss) earnings of equity method investments, net of tax	(8)	(4)	9	(12)	10
Loss from continuing operations	(256)	(305)	(65)	(561)	(666)
(Loss) income from discontinued operations, net of tax	—	(119)	14	(119)	(1)
Net loss	(256)	(424)	(51)	(680)	(667)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(7)	52	10	45	12
Net loss attributable to SunEdison stockholders	$(263)	$(372)	$(41)	$(635)	$(655)

Amounts attributable to SunEdison stockholders:
Loss from continuing operations	$(263)	$(251)	$(55)	$(514)	$(654)
Loss (income) from discontinued operations	—	(121)	14	(121)	(1)
Net loss attributable to SunEdison stockholders	$(263)	$(372)	$(41)	$(635)	$(655)

Basic (loss) earnings per share:
Continuing operations [*]	$(0.89)	$(0.92)	$(0.21)	$(1.81)	$(2.46)
Discontinued operations	—	(0.44)	0.05	(0.43)	—
Total basic loss per share [*]	$(0.89)	$(1.36)	$(0.16)	$(2.24)	$(2.46)

Diluted (loss) earnings per share:
Continuing operations [*]	$(0.89)	$(0.92)	$(0.21)	$(1.81)	$(2.46)
Discontinued operations	—	(0.44)	0.05	(0.43)	—
Total diluted loss per share [*]	$(0.89)	$(1.36)	$(0.16)	$(2.24)	$(2.46)

Weighted-average shares used in computing basic loss per share	296	273	268	284	268
Weighted-average shares used in computing diluted loss per share	296	273	268	284	268
[*] For the three and six months ended June 30, 2014, the numerator of the EPS calculation was reduced by $1 million and $3 million, respectively, for the holder's share of the net income of the subsidiaries as a result of a share sale agreement entered into with the noncontrolling interest holder.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$1,294	$856
Cash committed for construction projects	704	131
Current portion of restricted cash	291	156
Accounts receivable, net	361	373
Prepaid and other current assets	954	909
Current assets of discontinued operations	—	365
Total current assets	3,604	2,790
Investments	332	149
Property, plant and equipment, net:
Renewable energy systems	9,250	5,336
Other property, plant and equipment	1,214	1,140
Restricted cash	121	115
Goodwill	425	73
Other intangible assets	1,713	586
Other assets	898	626
Non-current assets of discontinued operations	—	685
Total assets	$17,557	$11,500

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and short-term borrowings	$1,551	$1,078
Accounts payable	852	1,098
Accrued and other current liabilities	930	660
Current portion of deferred revenue	77	92
Current portion of contingent consideration liabilities	446	26
Current liabilities of discontinued operations	—	192
Total current liabilities	3,856	3,146
Long-term debt, less current portion	9,171	5,915
Deferred revenue, less current portion	601	204
Contingent consideration liabilities, less current portion	85	17
Other liabilities	536	442
Non-current liabilities of discontinued operations	—	291
Total liabilities	14,249	10,015

Redeemable noncontrolling interests	39	—
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	2,721	1,698
Accumulated deficit	(1,983)	(1,348)
Accumulated other comprehensive loss	(34)	(111)
Treasury stock	(75)	(9)
Total SunEdison stockholders’ equity	632	233
Noncontrolling interests	2,637	1,252
Total stockholders’ equity	3,269	1,485
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$17,557	$11,500

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended,			Six Months Ended,
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net loss	$(256)	$(424)	$(51)	$(680)	$(667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	122	84	92	206	154
Stock-based compensation	18	19	6	37	14
Deferred tax benefit	(122)	(97)	(39)	(219)	(42)
Deferred revenue	(24)	(15)	(90)	(39)	(140)
Restructuring charges	—	53	—	53	—
Long-lived asset impairment charges	17	—	—	17	—
Loss on sale of equity interest in SSL	—	123	—	123	—
Loss on convertible notes derivatives, net	—	—	48	—	499
Loss on early extinguishment of debt, net	64	20	—	84	—
Gain on previously held equity investment	—	—	(146)	—	(146)
Other non-cash	9	12	11	21	13
Changes in operating assets and liabilities:
Accounts receivable	14	82	(10)	96	43
Prepaid and other current assets	(109)	(33)	(72)	(142)	(104)
Accounts payable	(249)	(131)	8	(380)	(106)
Deferred revenue for renewable energy systems	18	18	101	36	159
Accrued liabilities	112	13	6	125	38
Other assets and liabilities	(235)	(32)	57	(267)	(9)
Net cash used in operating activities	(621)	(308)	(79)	(929)	(294)
Cash flows from investing activities:
Capital expenditures	(65)	(62)	(75)	(127)	(95)
Construction of renewable energy systems	(525)	(344)	(325)	(869)	(652)
Proceeds from sale of equity interest in SSL	—	188	—	188	—
Purchases of cost and equity method investments, net of proceeds	(13)	(10)	(30)	(23)	(47)
Change in restricted cash	(84)	29	(34)	(55)	(49)
Change in cash committed for construction projects	(574)	(2)	2	(576)	83
Cash paid for acquisitions, net of cash acquired	(651)	(1,530)	(242)	(2,181)	(256)
Other	4	(31)	—	(27)	—
Net cash used in investing activities	(1,908)	(1,762)	(704)	(3,670)	(1,016)
Cash flows from financing activities:
Proceeds from short-term and long-term debt	2,874	2,386	1,438	5,260	1,899
Principal payments on short-term and long-term debt	(918)	(619)	(253)	(1,537)	(274)
Payments for capped call option	(123)	(38)	—	(161)	—
Proceeds from (payments for) note hedge	635	—	(174)	635	(174)
(Payments for) proceeds from warrant transactions	(632)	—	124	(632)	124
Proceeds from TerraForm equity offerings	667	391	—	1,058	—
Proceeds from SSL IPO and private placement transactions	—	—	185	—	185
Common stock issued and repurchased	2	4	3	6	3
Contributions from noncontrolling interests, net	665	4	14	669	24
Cash paid for contingent consideration for acquisitions	—	(9)	—	(9)	(2)
Debt financing fees	(112)	(67)	(60)	(179)	(91)
Dividends paid by TerraForm Power	(17)	(17)	—	(34)	—
Other	(6)	(55)	(6)	(61)	(4)
Net cash provided by financing activities	3,035	1,980	1,271	5,015	1,690
Effect of exchange rate changes on cash and cash equivalents	(1)	(2)	3	(3)	1
Net increase in cash and cash equivalents	505	(92)	491	413	381
Cash (used in) provided by discontinued operations	—	(25)	78	(25)	75
Net change in cash and cash equivalents from continuing operations	505	(67)	413	438	306
Cash and cash equivalents at beginning of period	789	856	426	856	533
Cash and cash equivalents at end of period	$1,294	$789	$839	$1,294	$839

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
(In millions)

SUMMARY OF CONSOLIDATED DEBT OUTSTANDING
	Weighted Average Annual Interest Rate	June 30, 2015	December 31, 2014
Renewable Energy Development segment debt:
Convertible senior notes due 2018, net of discount	2.00%	$249	$485
Convertible senior notes due 2020, net of discount	0.25%	445	432
Convertible senior notes due 2021, net of discount	2.75%	220	429
Convertible senior notes due 2022, net of discount	2.38%	338	—
Convertible senior notes due 2023, net of discount	2.63%	303	—
Convertible senior notes due 2025, net of discount	3.38%	281	—
System pre-construction, construction and term debt	12.00%	8	8
Financing leaseback obligations	—%	—	32
Other credit facilities	2.71%	266	215
Total recourse to SunEdison, Inc.		2,110	1,601
Warehouse 1.0 term loan	6.25%	466	—
TerraForm Private warehouse term loan	5.75%	280	—
Margin loan due 2017	6.25%	410	—
Exchangeable notes due 2020	3.75%	328	—
Acquisition facility	9.00%	460	150
SMP Ltd. credit facilities	5.40%	370	355
System pre-construction, construction and term debt	5.87%	2,335	1,760
Financing leaseback obligations	4.59%	1,461	1,372
Other credit facilities	2.65%	236	157
Total non-recourse to SunEdison, Inc.		6,346	3,794
Total Renewable Energy Development segment debt		$8,456	$5,395

TerraForm Power segment debt(a):
Senior notes due 2023, net of discount	5.88%	$947	$—
Term loan facility	5.33%	—	574
Total recourse to TerraForm Power, Inc.		947	574
Other system financing transactions	4.78%	1,320	1,024
Total non-recourse to TerraForm Power, Inc.		1,320	1,024
Total TerraForm Power segment debt		$2,267	$1,598
Total debt outstanding		$10,723	$6,993
___________________________
(a) Non-recourse to SunEdison

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
(In millions)

Supplemental Revenue Schedule
	Three Months Ended,
	June 30, 2015	March 31, 2015	June 30, 2014
Previously deferred GAAP revenue recognized due to the expiration of guarantees related to the sale of renewable energy systems(1)	$1	$11	$17
Revenue from our sale-leaseback transactions accounted for as financings(2)	22	13	22
(1) On certain direct sales of renewable energy systems we are required to defer profit up to the amount of our maximum exposure for power warranties, system uptime guarantees and breach of contract provisions offered to the direct sale customers, as these contract provisions are considered continuing involvement by us in the sold renewable energy systems. This revenue is not recognized in the period in which the sale occurred under GAAP real estate accounting rules because the renewable energy systems are considered integral to the real estate on which they were built. Absent real estate accounting requirements, deferred revenues related to continuing involvement would be recognized under GAAP during the reporting period because we have historically experienced minimal losses related to these guarantees.
(2) For our sale-leaseback transactions accounted for as financings, we received cash at the transaction date for the legal sale of the solar energy system to the purchaser that was not recognized as revenue under GAAP real estate accounting rules due to the system being considered integral to the land or building on which it resides and because we have continuing involvement with the system through a purchase option. Instead, revenue from our sale-leaseback transactions is recognized through the sale of electricity and energy credits which are generated as energy is produced. Upon termination of the related lease through the non-cash extinguishment of the debt offset by any remaining net book value of the solar energy system asset, we will recognize a system development margin equal to the difference between (a) the cash proceeds from our financing partners in sale-leaseback transactions considered financings and (b) our total costs to construct the solar energy systems sold under the sale-leaseback transactions.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Consolidating Adjustments
Net sales	$455	$329	$130	$(4)	(1)
Cost of goods sold	352	286	70	(4)	(1)
Gross profit	103	43	60	—
Operating expenses:
Marketing and administration	259	239	20	—
Long-lived asset impairment charges	17	17	—	—
Operating (loss) income	(173)	(213)	40	—
Non-operating expense (income):
Interest expense	146	110	36	—
Interest income	(12)	(12)	—	—
Loss (gain) on early extinguishment of debt	64	75	(11)	—
Other, net	(18)	(3)	(15)	—
Total non-operating expense (income)	180	170	10	—
Loss from continuing operations before income tax (benefit) expense and equity in (loss) earnings of equity method investments	(353)	(383)	30	—
Income tax (benefit) expense	(105)	(106)	1	—
Loss from continuing operations before equity in loss of equity method investments	(248)	(277)	29	—
Equity in loss of equity method investments, net of tax	(8)	(8)	—	—
Loss from continuing operations	(256)	(285)	29	—
(Loss) income from discontinued operations, net of tax	—	—	—	—
Net loss	(256)	(285)	29	—
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	(7)	4	(11)	—
Net loss attributable to SunEdison stockholders	$(263)	$(281)	$18	$—
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Consolidating Adjustments
Net sales	$323	$262	$71	$(10)	(1)
Cost of goods sold	289	243	56	(10)	(1)
Gross profit	34	19	15	—
Operating expenses:
Marketing and administration	198	171	27	—
Restructuring charges	53	53	—	—
Operating loss	(217)	(205)	(12)	—
Non-operating expense (income):
Interest expense	156	119	37	—
Interest income	(2)	(2)	—	—
Loss on early extinguishment of debt, net	20	—	20	—
Other, net	16	1	15	—
Total non-operating expense (income)	190	118	72	—
Loss from continuing operations before income tax benefit and equity in loss of equity method investments	(407)	(323)	(84)	—
Income tax benefit	(106)	(106)	—	—
Loss from continuing operations before equity in loss of equity method investments	(301)	(217)	(84)	—
Equity in loss of equity method investments, net of tax	(4)	(4)	—	—
Loss from continuing operations	(305)	(221)	(84)	—
(Loss) income from discontinued operations, net of tax	(119)	—	—	(119)	(2)
Net loss	(424)	(221)	(84)	(119)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	52	(2)	56	(2)	(3)
Net loss attributable to SunEdison stockholders	$(372)	$(223)	$(28)	$(121)
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)	Adjustment represents $4 million in net income from SunEdison Semiconductor Ltd. prior to the disposal of our controlling interest on January 20, 2015 offset by a loss on disposal of $123 million.

(3)	Adjustments represents $2 million in net income attributable to noncontrolling interests in SunEdison Semiconductor Ltd. prior to the disposal of our controlling interest on January 20, 2015.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2014
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Consolidating Adjustments
Net sales	$431	$427	$22	$(18)	(1)
Cost of goods sold	426	437	7	(18)	(1)
Gross profit	5	(10)	15	—
Operating expenses:
Marketing and administration	108	101	7	—
Restructuring charges	7	7	—	—
Operating (loss) income	(110)	(118)	8	—
Non-operating expense (income):
Interest expense	93	69	24	—
Interest income	(6)	(6)	—	—
Loss on convertible notes derivatives, net	48	48	—	—
Gain on previously held equity investment	(146)	(146)	—	—
Other, net	2	—	2	—
Total non-operating expense (income)	(9)	(35)	26	—
Loss from continuing operations before income tax benefit and equity in (loss) earnings of equity method investments	(101)	(83)	(18)	—
Income tax benefit	(27)	(22)	(5)	—
Loss from continuing operations before equity in loss of equity method investments	(74)	(61)	(13)	—
Equity in income of equity method investments, net of tax	9	9	—	—
Loss from continuing operations	(65)	(52)	(13)	—
Income from discontinued operations, net of tax	14	—	—	14	(2)
Net loss	(51)	(52)	(13)	14
Net loss attributable to noncontrolling interests	10	11	(1)	—
Net loss attributable to SunEdison stockholders	$(41)	$(41)	$(14)	$14
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)	Adjustment represents $14 million in net income from SunEdison Semiconductor Ltd.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Consolidating Adjustments
Net sales	$778	$591	$201	$(14)	(1)
Cost of goods sold	641	529	126	(14)	(1)
Gross profit	137	62	75	—
Operating expenses:
Marketing and administration	457	410	47	—
Restructuring charges	53	53	—	—
Long-lived asset impairment charges	17	17	—	—
Operating (loss) income	(390)	(418)	28	—
Non-operating expense (income):
Interest expense	302	229	73	—
Interest income	(14)	(14)	—	—
Loss on early extinguishment of debt, net	84	75	9	—
Other, net	(2)	(2)	—	—
Total non-operating expense (income)	370	288	82	—
Loss from continuing operations before income tax (benefit) expense and equity in loss of equity method investments	(760)	(706)	(54)	—
Income tax (benefit) expense	(211)	(212)	1	—
Loss from continuing operations before equity in loss of equity method investments	(549)	(494)	(55)	—
Equity in loss of equity method investments, net of tax	(12)	(12)	—	—
Loss from continuing operations	(561)	(506)	(55)	—
(Loss) income from discontinued operations, net of tax	(119)	—	—	(119)	(2)
Net loss	(680)	(506)	(55)	(119)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	45	2	45	(2)	(3)
Net loss attributable to SunEdison stockholders	$(635)	$(504)	$(10)	$(121)
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)	Adjustment represents $4 million in net income from SunEdison Semiconductor Ltd. prior to the disposal of our controlling interest on January 20, 2015 offset by a loss on disposal of $123 million.

(3)	Adjustments represents $2 million in net income attributable to noncontrolling interests in SunEdison Semiconductor Ltd. prior to the disposal of our controlling interest on January 20, 2015.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	Consolidating Adjustments
Net sales	$771	$773	$30	$(32)	(1)
Cost of goods sold	728	749	11	(32)	(1)
Gross profit	43	24	19	—
Operating expenses:
Marketing and administration	201	192	9	—
Restructuring charges	14	14	—	—
Operating (loss) income	(172)	(182)	10	—
Non-operating expense (income):
Interest expense	160	129	31	—
Interest income	(9)	(9)	—	—
Loss on convertible notes derivatives, net	499	499	—	—
Gain on previously held equity investment	(146)	(146)	—
Other, net	10	7	3	—
Total non-operating expense (income)	514	480	34	—
Loss from continuing operations before income tax benefit and equity in earnings of equity method investments	(686)	(662)	(24)	—
Income tax benefit	(10)	(3)	(7)	—
Loss from continuing operations before equity in earnings of equity method investments	(676)	(659)	(17)	—
Equity in earnings of equity method investments, net of tax	10	10	—	—
Loss from continuing operations	(666)	(649)	(17)	—
(Loss) income from discontinued operations, net of tax	(1)	—	—	(1)	(2)
Net loss	(667)	(649)	(17)	(1)
Net loss (income) attributable to noncontrolling interests	12	2	(1)	1	(3)
Net loss attributable to SunEdison stockholders	$(655)	$(647)	$(18)	$—
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)	Adjustment represents $1 million in net loss from SunEdison Semiconductor Ltd.

(3)	Adjustments represents $1 million in net loss attributable to noncontrolling interests in SunEdison Semiconductor Ltd.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR CASH FLOW
FOR THE SIX MONTHS ENDED JUNE 30, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power (1)	Discontinued Operations	Consolidating Adjustments
Cash flows from operating activities:
Net loss	$(680)	$(506)	$(55)	$(119)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	206	109	87	10	—
Stock-based compensation	37	29	7	1	—
Deferred tax benefit	(219)	(220)	1	—	—
Deferred revenue	(39)	(38)	(1)	—	—
Long-lived asset impairment charges	17	17	—	—	—
Restructuring charges	53	53	—	—	—
Loss on sale of equity interest in SSL	123	—	—	123	—
Loss on early extinguishment of debt	84	75	9	—	—
Other non-cash	21	19	2	—	—
Changes in operating assets and liabilities	(532)	(501)	(15)	(16)	—
Net cash used in operating activities	(929)	(963)	35	(1)	—
Cash flows from investing activities:
Capital expenditures	(127)	(112)	(1)	(14)	—
Construction of renewable energy systems	(869)	(862)	(350)	—	343
Contribution of renewable energy systems	—	343	—	—	(343)
Proceeds from sale of equity interest in SSL	188	188	—	—	—
Purchases of cost and equity method investments	(23)	(23)	—	—	—
Change in restricted cash	(55)	(59)	4	—	—
Change in cash committed for construction projects	(576)	(576)	—	—	—
Cash paid for acquisitions, net of cash acquired	(2,181)	(1,176)	(1,005)	—	—
Change in intercompany note balances	—	15	(15)	—	—
Other	(27)	(8)	(10)	(9)	—
Net cash used in investing activities	(3,670)	(2,270)	(1,377)	(23)	—
Cash flows from financing activities:
Proceeds from short-term and long-term debt	5,260	3,803	1,457	—	—
Principal payments on short-term and long-term debt	(1,537)	(595)	(942)	—	—
Payments for capped call option	(161)	(161)	—	—	—
Proceeds from (payments for) note hedge	635	635	—	—	—
(Payments for) proceeds from warrant transactions	(632)	(632)	—	—	—
Proceeds from TerraForm equity offerings	1,058	136	922	—	—
Net parent investment and other intercompany financing activity	—	53	(53)	—	—
Common stock issued and repurchased	6	6	—	—	—
Contributions from noncontrolling interests, net	669	641	28	—	—
Cash paid for contingent consideration for acquisitions	(9)	(9)	—	—	—
Debt financing fees	(179)	(137)	(42)	—	—
Dividends (paid by) received from TerraForm Power,	(34)	17	(51)	—	—
Other	(61)	(6)	(55)	—	—
Net cash provided by financing activities	5,015	3,751	1,264	—	—
Effect of exchange rate changes on cash and cash equivalents	(3)	(2)	—	(1)	—
Net decrease in cash and cash equivalents	413	516	(78)	(25)	—
Cash used by discontinued operations	(25)	—	—	(25)	—
Net change in cash and cash equivalents from continuing operations	438	516	(78)
Cash and cash equivalents at beginning of period	856	388	468
Cash and cash equivalents at end of period	$1,294	$904	$390
__________________________

(1)
TerraForm Power reflects amounts that have been recast for activity associated with assets and liabilities contributed by SunEdison in accordance with rules applicable to transactions between entities under common control.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR CASH FLOW
FOR THE SIX MONTHS ENDED JUNE 30, 2014
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power (1)	Discontinued Operations	Consolidating Adjustments
Cash flows from operating activities:
Net loss	$(667)	$(649)	$(17)	$(1)	$—
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	154	73	23	58	—
Stock-based compensation	14	10	—	4	—
Deferred tax benefit	(42)	(4)	(7)	(31)	—
Deferred revenue	(140)	(140)	—	—	—
Loss on convertible notes derivatives, net	499	499	—	—	—
Gain on previously held equity investment	(146)	(146)	—	—	—
Other non-cash	13	13	—	—	—
Changes in operating assets and liabilities	21	118	13	(110)	—
Net cash (used in) provided by operating activities	(294)	(226)	12	(80)	—
Cash flows from investing activities:
Capital expenditures	(95)	(53)	—	(42)	—
Construction of renewable energy systems	(652)	(600)	(524)	—	472
Contribution of renewable energy systems	—	472	—	—	(472)
Purchases of cost and equity method investments	(47)	(47)	—	—	—
Change in restricted cash	(49)	(58)	9	—	—
Change in cash committed for construction projects	83	83	—	—	—
Cash paid for acquisitions, net of cash acquired	(256)	(65)	(191)	—	—
Change in intercompany note balances	—	(6)	3	3	—
Other	—	—	—	—	—
Net cash used in investing activities	(1,016)	(274)	(703)	(39)	—
Cash flows from financing activities:
Proceeds from short-term and long-term debt	1,899	1,137	552	210	—
Principal payments on short-term and long-term debt	(274)	(220)	(43)	(11)	—
Payments for capped call option	—	—	—	—	—
Payments for note hedge	(174)	(174)
Proceeds from warrant transactions	124	124	—	—	—
Proceeds from SSL IPO and private placement transactions	185	185	—	—	—
Net parent investment and other intercompany financing activity	—	(39)	218	(179)	—
Common stock issued and repurchased	3	(183)	—	186	—
Contributions from noncontrolling interests	24	22	2	—	—
Cash paid for contingent consideration for acquisitions	(2)	(2)	—	—	—
Debt financing fees	(91)	(56)	(23)	(12)	—
Other	(4)	(4)	—	—	—
Net cash provided by (used in) financing activities	1,690	790	706	194	—
Effect of exchange rate changes on cash and cash equivalents	1	1	—	—	—
Net increase in cash and cash equivalents	381	291	15	75	—
Cash provided by discontinued operations	75	—	—	75	—
Net change in cash and cash equivalents from continuing operations	306	291	15
Cash and cash equivalents at beginning of period	533	532	1
Cash and cash equivalents at end of period	$839	$823	$16
__________________________

(1)
TerraForm Power reflects amounts that have been recast for activity associated with assets and liabilities contributed by SunEdison in accordance with rules applicable to transactions between entities under common control.

Supplemental Definitions

Adjusted EBITDA: A supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement, which is used by TerraForm Power, Inc., is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes and for analysis of performance. See the detailed definition and reconciliation of this TerraForm Power non-GAAP measure in the press release issued by TerraForm Power today and furnished by TerraForm Power in a Form 8-K.

Gross Annualized Unlevered CAFD: 12 months of post-completion project operating cash flow, calculated as project revenue, inclusive of cash received directly or indirectly due to governmental incentive programs (including but not limited to feed-in-tariffs, and sale or allocation of solar renewable energy credits, production tax credits, etc.), less project operating expenses but prior to interest payments for project level debt and payments to tax equity investors. Gross Annualized Unlevered CAFD is an operational measure that is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. We believe Gross Annualized Unlevered CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, Gross Annualized Unlevered CAFD is used by our management team for internal planning purposes and for analysis of performance.

Backlog: A project that qualifies for pipeline that has an associated executed PPA, other executed off-take agreement, such as a feed-in-tariff, or an un-executed, alternative energy off-take agreement (i.e. hedge) in advanced stages of negotiation and in a liquid market where the off-take agreement is readily available.

Cash Available for Distribution (CAFD): net cash provided by operating activities as adjusted for certain other cash flow items that we associate with our operations. CAFD is a supplemental non-GAAP measure used by TerraForm Power, Inc. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes and for analysis of performance. See the detailed definition and reconciliation of this TerraForm Power non-GAAP measure in the press release issued by TerraForm Power today and furnished by TerraForm Power in a Form 8-K.

Delivered MW: The aggregate of Retained MW and 3rd Party Sales MW for the period.

Lead: An early stage project for which a potential customer or offtake has been identified.

MW: All references to watts (e.g., Megawatts, Gigawatts, MW, GW, etc.) refer to measurements of direct current, or “DC,” with respect to solar generation assets, and measurements of alternating current, or “AC,” with respect to wind generation assets. Represents the nameplate production capacity. Nameplate capacity for solar projects represents the maximum generating capacity at standard test conditions of a facility. Nameplate capacity for wind facilities represents the manufacturer’s maximum nameplate generating capacity of each turbine multiplied by the number of turbines at a facility.

Pipeline: A project with either a signed or awarded PPA or other energy offtake agreement or that has achieved each of the following three items: a) site control, b) an identified interconnection point with an estimate of the interconnection costs, and c) a determination that there is a reasonable likelihood that an energy offtake agreement will be signed.

Qualified Lead: A project with an identified customer or offtake and more clearly identified characteristics including but not limited to governmental program qualification and interconnection point.

Retained MW: Represents the number of MW for completed projects and percentage of completion for projects under construction during that period that are associated with the expected receipt of ongoing cash flow due to control or contract with SunEdison, a subsidiary, or affiliate.

Retained Annualized Unlevered CAFD:  Gross Annualized Unlevered CAFD associated with Retained MW. Retained Annualized Unlevered CAFD is an operational measure that is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. We believe Retained Annualized Unlevered CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, Retained Annualized Unlevered CAFD is used by our management team for internal planning purposes and for analysis of performance.

TERP Drops: Represents the number of MW for completed and operational projects that were dropped down to TerraForm during the period.

3rd Party Sales MW: Represents the number of MW for completed projects and percentage of completion for projects under construction during the period that will be sold to third parties. Also included are cash sales through channel partners including installations, kits, modules, solar water pumps, and other residential and small commercial equipment and system sales.

Under Construction: A project within pipeline and backlog, in various stages of completion, which is not yet operational.